MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.


                                November 8, 2004

Medialink Worldwide Incorporated
708 Third Avenue
New York, NY 10017
Attn:    Rich Kellner,
         Vice President,  Finance


         Re: Fifth Modification Letter to WCMA Loan and Security Agreement No. 885-07G15 dated as of July 15, 1999 (the "Loan Agreement") between Merrill Lynch Business Financial Services Inc. ("MLBFS") and Medialink Worldwide Incorporated ("Customer")

Ladies and Gentlemen:

This letter refers to certain agreements between MLBFS and Customer, with respect to the following documents:

         (i) The Loan Agreement, as amended by that certain modification letter dated as of April 8, 2002 from Jason Deegan to Customer (the "First Modification Letter"), that certain modification letter dated as of February 26, 2003 from Jason Deegan to Customer (the "Second Modification Letter"), that certain modification letter dated as of February 24, 2004 from Jason Deegan to Customer (the "Third Modification Letter"), and that certain modification letter dated as of April 13, 2004 from Jason Deegan to Customer (the "Fourth Modification Letter") as thereafter amended from time to time (collectively, the "Loan Agreement");

         (ii) that certain UNCONDITIONAL GUARANTY dated as of July 26, 1999 given in favor of MLBFS by The Delahaye Group, Inc. (the "Unconditional Guaranty"); and

         (iii) all other agreements between MLBFS, Customer, the parties to the agreements listed above, or any other party who at any time has guaranteed or provided collateral for Customer's obligations to MLBFS in connection therewith (the "Other Agreements").

For purposes of this letter, (a) the Loan Agreement, the Unconditional Guaranty and the Other Agreements will collectively be referred to as the "Loan Documents", and (b) Customer and any party who at any time has guaranteed or provided collateral for Customer's obligations to MLBFS will collectively be referred to as the "Obligors". Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

                                               Medialink Worldwide Incorporated
                                                               November 8, 2004
                                                                         Page 2

One or more Events of Default have occurred and are continuing under the Loan Documents (the "Existing Events of Default"). MLBFS hereby waives such Existing Events of Default solely through and including the date hereof; provided, such waivers shall not constitute a future waiver of compliance with any mandatory commitment reductions, any financial covenants or any other provisions under the Loan Documents, as amended hereby.

Customer has requested that MLBFS agree to certain additional amendments to the Loan Documents and MLBFS has agreed to do so, subject to the execution and delivery of this letter agreement by Customer, and its continued compliance with the terms and conditions of this letter agreement and the Loan Agreement and other Loan Documents, as modified herein.

Accordingly, effective as of the Effective Date (as defined below), the Loan Documents are hereby amended as follows:

         (a) The Loan Agreement is hereby modified by deleting the defined term "Applicable Margin" in Section 1(a)(xvii) in its entirety and inserting the following in lieu thereof:

                  "Applicable Margin" shall mean 5.50%."

         (b) The Loan Agreement is hereby modified by deleting the defined term "Cap Amount" in Section 1(a) in its entirety.

         (c) The Loan Agreement is hereby modified by amending the term "Maturity Date" contained in Section 1(a) to mean December 31, 2005 (subject to earlier termination pursuant to the terms of the Loan Agreement, as amended, including termination upon the occurrence and during the continuance of any Event of Default).

         (d) The Loan Agreement is hereby modified by amending the term "Maximum WCMA Line of Credit" in Section 1(a) to mean:

                           "Maximum WCMA Line of Credit shall mean an amount equal to the lesser of: (A) $2,000,000, or (B) eighty percent (80%) Customer's Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, directly or indirectly due from any person or entity not domiciled in the United States, or from any shareholder, officer or employee of Customer or any affiliate thereof)."

                                               Medialink Worldwide Incorporated
                                                               November 8, 2004
                                                                         Page 3

         (e) The Loan Agreement is hereby modified by deleting Sections 6(g), (h) and (i) in their entirety and inserting the following in lieu thereof:

                  "(g) ACQUISITIONS. Except upon the prior written consent of MLBFS, neither Customer nor any Business Guarantor shall cause or permit to cause an Acquisition.

                  (h) [INTENTIONALLY DELETED]

                  (i) [INTENTIONALLY DELETED]."

         (f) The Loan Agreement is hereby modified by deleting Section 6(j) in its entirety, and inserting the following in lieu thereof:

                           "(j) MINIMUM  TANGIBLE NET WORTH.  The  "tangible net
                  worth" of Customer, consisting of Customer's net worth as shown on Customer's regular financial statements prepared in a manner consistent with the terms hereof, but excluding an amount equal to: (i) any assets which are ordinarily classified as "intangible" in accordance with generally accepted accounting principles, and (ii) any amounts now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer, shall at all times exceed $9,500,000."

         (g) The Loan Agreement is hereby modified by deleting Section 6(k) in its entirety and inserting the following in lieu thereof:

         (iv) "(k) BORROWED DEBT. Except upon the prior written consent of MLBFS, Customer shall not directly or indirectly incur or permit to exist any debt of Customer for borrowed money or the lease under a capital lease or deferred purchase price of real or personal property (other than the Customer's Variable Rate Convertible Debenture due November 9, 2009 ("Convertible Debentures"), which Convertible Debentures shall be subordinated to the debt owing from Customer to MLBFS under the Loan Agreement pursuant to the terms of a Subordination Agreement dated on or about the date hereof among Customer, MLBFS and the other creditors named therein)."

         (a) The Loan Agreement is hereby modified by deleting the first sentence of Section 6(n) in its entirety and inserting the following in lieu thereof:

                  "Customer's Capital Expenditures shall not at any time exceed $1,500,000 in the aggregate for the period beginning January 1, 2004 and ending on the Maturity Date."

                                               Medialink Worldwide Incorporated
                                                               November 8, 2004
                                                                         Page 4

         (b) The Loan Agreement is hereby modified by deleting Section 6(q) in its entirety and inserting the following in lieu thereof:


                  "MINIMUM QUARTERLY EBITDA Customer shall not permit its EBITDA (Customer's income before interest (including payments in the nature of interest under capital leases), taxes, depreciation and amortization with a TBD add-back for any expensed fees related to the TTX financing capped at $350,000) to be less than the EBITDA set forth below for the corresponding calendar quarter:

                  ----------------------------------------- --------------------
                              Calendar Quarter                Minimum EBITDA
                  ----------------------------------------- --------------------
                  End of third quarter 2004                 $   225,000
                  ----------------------------------------- --------------------
                  End of fourth quarter 2004                $   900,000
                  ----------------------------------------- --------------------
                  End of first quarter 2005                 - $    75,000
                  ----------------------------------------- --------------------
                  End of second quarter 2005                $   750,000
                  ----------------------------------------- --------------------
                  End of third quarter 2005                 $  500,000"
                  ----------------------------------------- --------------------


         (c) The Loan Agreement is hereby modified by the addition of the following new Section 6(u):

                  "MINIMUM LIQUIDITY. Customer shall maintain at all times an aggregate of cash and unencumbered marketable securities owned and controlled by Customer (excluding cash securities and other financial assets in any IRA, 401(k) or other retirement account) in excess of $2,000,000 at all times."

         (d) The Loan Agreement is hereby modified by the addition of the following new Section 6(v):

                  "SUBORDINATED DEBT. Customer shall subordinate or cause to be subordinated to MLBFS Customer's indebtedness in an amount not less than $5,000,000 pursuant to documentation in a form satisfactory to MLBFS in its sole discretion."

         (e) The Loan Agreement is hereby modified by the addition of the following new Section 6(w):

                                               Medialink Worldwide Incorporated
                                                               November 8, 2004
                                                                         Page 5

                  "DISTRIBUTIONS TO SHAREHOLDERS. Except upon the prior written consent of MLBFS, Customer shall not declare or pay, directly or indirectly, any dividends or other distributions on any of its shares of stock to Customer's shareholders in any fiscal year."

         (f) The Loan Agreement is hereby modified by the addition of the following new Section 6(x):

                  "(x) LOANS AND ADVANCES. Notwithstanding anything to the contrary contained herein:

                  (a) Except upon the prior written consent of MLBFS, Customer shall not make any loans or advances to any of Customer's affiliates or other related parties; provided, that Customer may make advances in an aggregate amount not to exceed $540,000 at any time to Business Wire/Medialink, LLC
                  ("Newstream") to pay Newstream's general payroll in the ordinary course of business.

                  (b) Customer shall not make loans, advances or other investments in TTX (US) LLC and/or TTX Limited in an aggregate combined basis in excess of the following amounts for the following periods (which amounts are permitted to be paid by Customer so long as no Default or Event of Default has occurred or would result therefrom):

                  ---------------------------- ---------------------------------
                         Measurement Date        Maximum Permitted Amount
                  ---------------------------- ---------------------------------
                  March 31, 2005                        $8,000,000
                  ---------------------------- ---------------------------------
                  June 30, 2005                         $8,900,000
                  ---------------------------- ---------------------------------
                  September 30, 2005                    $9,750,000
                  ---------------------------- ---------------------------------
                  December 31, 2005                     $10,000,000"
                  ---------------------------- ---------------------------------


(g) The Loan Agreement is hereby modified by deleting Section 7(l) in its entirety and inserting the following in lieu thereof:

                  "ADDITIONAL GUARANTY. Not later than January 8, 2005, Customer shall cause each of TTX (US) LLC to execute and deliver to MLBFS an Unconditional Guaranty of the Obligations of Customer limited to the U.S. Dollar equivalent of Five Million Euros on the date demand for payment is made thereunder, as determined by MLBFS, plus interest thereon until paid and all costs of enforcement, in such form and containing such conditions as MLBFS shall reasonably request, together with evidence satisfactory to MLBFS as to the due authority of such entity to execute and deliver such documents and be legally bound by them, and which may include, among other things, certified copies of each such entity's organizational documents, resolutions of their respective boards or directors or managers, opinions of counsel and the like."

                                               Medialink Worldwide Incorporated
                                                               November 8, 2004
                                                                         Page 6

Except as expressly set forth herein, this letter is not intended to be and shall not be construed as a waiver or amendment of any of the terms and provisions of the Loan Documents, which terms and provisions remain in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named guarantor ("Guarantor") hereby consents to the foregoing modifications to the Loan
Documents, and hereby agrees that the "Obligations" under its Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantor acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default (other than the Existing Events of Default) has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor Guarantor has any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor Guarantor has any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

Provided that no Event of Default (other than the Existing Events of Default), or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which:
(a) Customer and the Guarantor shall have executed and returned to MLBFS the duplicate copy of this Letter Agreement enclosed herewith; (b) an office of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof; (c) Customer shall have paid to MLBFS a principal repayment in an amount sufficient to cause the principal amount of the outstanding Obligations outstanding on the date hereof to be equal to or less than the Maximum WCMA Line of Credit, as amended hereby; (d) Customer shall have paid to MLBFS a modification fee in the amount of $15,000, which amount Customer authorizes MLBFS to charge against Customer's WCMA Account on the date hereof; (e) Customer shall have delivered to MLBFS a duly executed copy of the Subordination Agreement with respect to the Convertible Debentures; and (f) Customer shall reimburse MLBFS for all of its reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the preparation and negotiation of this Amendment, which amount Customer authorizes MLBFS to charge against Customer's WCMA Account.

                                               Medialink Worldwide Incorporated
                                                               November 8, 2004
                                                                         Page 7

Notwithstanding the foregoing, if Customer and the Guarantor do not execute and return the duplicate copy of this Letter Agreement within five days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said five day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

MERRILL LYNCH BUSINESS
FINANCIAL SERVICES INC.


By: /s/ Patrick Lucas
   -----------------------------
         Vice President

Accepted and Agreed this 8th
day of  November, 2004.

MEDIALINK WORLDWIDE INCORPORATED

By: /s/ J. Graeme McWhirter
   -----------------------------
Printed Name:  J. Graeme McWhirter
Title: Executive Vice President

Approved and agreed to this 8th
day of November, 2004

THE DELAHAYE GROUP, INC.

By: /s/ J. Graeme McWhirter
   -----------------------------
Printed Name: J. Graeme McWhirter
Title: Executive Vice President